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                                                                   Exhibit 10.26


                            COMPENSATION ARRANGEMENTS
                                ROBERT G. KRAMER
                                      2001

ROBERT G. KRAMER
EXECUTIVE VICE PRESIDENT AND CHIEF INFORMATION OFFICER

    For the year 2001, Mr. Kramer's base salary was increased to $265,000 with a target bonus set at 35 percent of base salary.